Exhibit 99.1

LNB Bancorp, Inc. Declares Third Quarter Dividend

LORAIN, Ohio--(BUSINESS WIRE)--August 24, 2010--The Board of Directors of LNB Bancorp, Inc. (NASDAQ: LNBB) has declared a third quarter 2010 cash dividend of $.01 a share, payable on October 1, 2010 to shareholders of record on September 4, 2010.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.2 billion bank holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and Morgan Bank serve customers through 20 retail-banking locations and 28 ATMs in Lorain, eastern Erie, western Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

CONTACT:
For LNB Bancorp, Inc.
W. John Fuller, 216-978-7643